INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. APPOINTS
RENEWABLE ENERGY FINANCE EXPERT JOHN M. EBER TO BOARD OF DIRECTORS

Indianapolis, IN - September 17, 2018 - Infrastructure and Energy Alternatives, Inc. (Nasdaq: IEA) (“IEA” or the “Company”), a leading provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries, today announced the appointment of John M. Eber to its Board of Directors, whose service begins September 19, 2018. Mr. Eber will serve as an independent director on the Bid Review Committee, and his appointment will increase the size of IEA’s Board of Directors to eight members.

“We are delighted to welcome John Eber to our Board,” said Mohsin Y. Meghji, IEA’s Chairman. “We conducted an extensive search for someone who would further strengthen the board’s breadth of industry talent and background, and we are delighted to have John join our team. I’m confident that John will make an important and positive impact on IEA.”

“John is an excellent addition to our Board,” said JP Roehm, IEA’s Chief Executive Officer. “His extensive experience in the renewable energy investment sector will be invaluable to IEA. John’s deep industry relationships across the utility-scale wind and solar markets, combined with his proven expertise in capital raising and deal origination and structuring will bring an important, independent perspective to our company as we continue to expand organically and through strategic acquisitions.”

Mr. Eber is a recognized leader in the renewable energy investment sector and ranked fourth in the “Top 100 Power People of 2017” by A Word About Wind, a leading wind industry publication focused on the financial side of the market. Mr. Eber most recently served as President and then Chief Executive Officer of JPM Capital Corporation, a subsidiary of J.P.Morgan, from 2007 to April 2018. In this role, he managed a team of investment professionals, served on the Investment Committee and was responsible for providing advisory and subject matter expertise to clients, during which time he managed investments that drove more than $18 billion in renewable energy tax equity, including financing for 18,400 MW of wind power, 2,000 MW of solar power, and over 300 MW of geothermal power projects.

Throughout his tenure at J.P.Morgan, Mr. Eber gained immeasurable experience in all aspects of team management, financial controls, and investment analysis. From 1992 to 2007, he was Managing Director of Energy Investments, where he helped launch and develop J.P.Morgan’s renewable energy finance practice in 2002. Mr. Eber served on the Board of Directors for both the American Wind Energy Association (AWEA) from May 2007 to May 2018 and the American Council on Renewable Energy (ACORE) from January 2018 to May 2018. He holds a Bachelor of Science in Economics from Bradley University’s Foster College of Business and an MBA in Finance from DePaul University’s Charles H. Kellstadt Graduate School of Business.

About IEA

Infrastructure and Energy Alternatives (IEA) is a leading provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries throughout the United States. Currently, IEA is primarily focused on the wind energy industry and is one of three Tier 1 providers in the space. IEA specializes in providing complete engineering, procurement and construction (‘‘EPC’’) services and has completed more than 200 wind and solar projects in 35 states. IEA offers design, site development, construction, installation and restoration of infrastructure services. As of June 30, 2018, IEA held an estimated 30% U.S. market share for wind energy projects. For more information please visit the Company website at iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. These factors include the Company’s ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of the ACC Companies. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in IEA’s 10-Q filed on August 9, 2018. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Financial Profiles, Inc.
Kimberly Esterkin, Senior Vice President
kesterkin@finprofiles.com; 310-622-8235